Exhibit 10.49

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE AND WARRANT

PURCHASE AGREEMENT

This Amended and Restated Convertible Promissory Note and Warrant Purchase Agreement dated as of May 23, 2011, is by and among Allozyne, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule I, hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and the Purchasers entered into a Convertible Note and Warrant Purchase Agreement dated October 8, 2010 (the “Prior Agreement”).

B. The Company desires to issue and sell, and the Purchasers desire to purchase, (i) additional convertible promissory notes in the aggregate principal amount of $4,000,000 in the amounts set forth in Exhibit A attached hereto and (ii) additional warrants exercisable for shares of Company common stock as described herein.

C. The Company and the Purchasers desire to amend and restate the Prior Agreement in order to provide for the additional purchase and sale of such convertible promissory notes and warrants and to accept the rights and obligations as set forth below.

D. The Company and the Purchasers desire to extend the Maturity Date (as defined therein) of the Notes (as defined below) issued at the Initial Closing (as defined below) to December 31, 2011.

In consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby amend in its entirety and restate herein the Prior Agreement as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF NOTES, WARRANTS AND SHARES

1.01. The Notes. The Company has authorized the issuance and sale, in accordance with the terms hereof, to the Purchasers of up to $7,500,000 in aggregate principal amount of the Company’s convertible promissory notes substantially in the form set forth in Exhibit A attached hereto and are herein referred to individually as a “Note” and collectively as the “Notes”, which terms shall also include any notes delivered in exchange or replacement therefor.

1.02. Conversion of the Notes. All of the principal and interest due on the outstanding Notes will automatically convert into equity securities as described in the Note.

1.03. The Warrants. The Company has authorized the issuance to the Purchasers of warrants exercisable for shares (the “Warrant Shares”) of Company common stock (the “Warrants”). The issuance of the Warrants shall occur at each Closing (as defined below) pursuant to the terms set forth in Section 1.04 below. The Warrants shall be issued to the Purchaser in exchange for the payment to the Company of such Warrant’s purchase price of

$0.001 per $1.00 of the applicable principal Note amount. The exercise price for the Warrants shall be $0.23 per share (as appropriately adjusted pursuant to the terms thereof to reflect any stock splits, stock dividends, reclassifications, recapitalizations and similar events affecting the Common Stock). The Warrants shall have a ten year term from the date of issuance. The Warrants shall be substantially in the form set forth in Exhibit B attached hereto and are herein referred to individually as a “Warrant” and collectively as the “Warrants”, which terms shall also include any warrants delivered in exchange or replacement therefor.

1.04. The Closings.

(a) Initial Closing. Subject to and in reliance upon the representation, warranties, terms and conditions contained herein, the Company agrees to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase (i) Notes in the principal amounts set forth opposite each Purchaser’s name under the heading “Initial Closing Principal Amount of Notes” on the Schedule of Purchasers set forth in Schedule I hereto and (ii) Warrants for that number of Warrant Shares set forth opposite each Purchaser’s name under the heading “Initial Closing Warrant Shares” on the Schedule of Purchasers set forth in Schedule I. The initial purchase and sale of the Notes and Warrants shall take place on October 8, 2010 (the “Initial Closing”) at the offices of Cooley LLP, 719 Second Avenue, Suite 900, Seattle, WA, 98104 or such other date, time or place as may be mutually agreed upon. The aggregate purchase price to be paid at the Initial Closing by each Purchaser, severally and not jointly, for each Purchaser’s respective Note and Warrant as set forth on Schedule I shall be the dollar amount set forth on Schedule I under the heading “Initial Closing Total Purchase Price.” The Company will issue and deliver such Notes and such Warrants against payment of such Initial Closing Total Purchase Price by wire transfer, bank check, certified check or any combination of such methods and payments.

(b) Second Closing. After the Initial Closing but prior to December 31, 2010, the Board of Directors of the Company (the “Board”) may designate a date upon which, subject to and in reliance upon the representation, warranties, terms and conditions contained herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase (i) Notes in the principal amounts set forth opposite each Purchaser’s name under the heading “Second Closing Principal Amount of Notes” on the Schedule of Purchasers set forth in Schedule I hereto and (ii) Warrants for that number of Warrant Shares set forth opposite each Purchaser’s name under the heading “Second Closing Warrant Shares” on the Schedule of Purchasers set forth in Schedule I. The Company shall give each of the Purchasers written notice pursuant to Section 6.05 of the time and place which the Board has designated (which time and place are designated as the “Second Closing”). The aggregate purchase price to be paid at the Second Closing by each Purchaser, severally and not jointly, for each Purchaser’s respective Note and Warrant as set forth on Schedule I shall be the dollar amount set forth on Schedule I under the heading “Second Closing Total Purchase Price.” The Company will issue and deliver such Notes and such Warrants against payment of such Second Closing Total Purchase Price by wire transfer, bank check, certified check or any combination of such methods and payments.

(c) Third Closing. Subject to and in reliance upon the representation, warranties, terms and conditions contained herein, the Company agrees to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase (i) Notes in the principal amounts set forth opposite each Purchaser’s name under the heading “Third Closing Principal Amount of Notes” on the Schedule of Purchasers set forth in Schedule I hereto and (ii) Warrants for that number of Warrant Shares set forth opposite each Purchaser’s name under the heading “Third Closing Warrant Shares” on the Schedule of Purchasers set forth in Schedule I. The third purchase and sale of the Notes and Warrants shall take place on May 24, 2011 (the “Third Closing”) at the offices of Cooley LLP, 719 Second Avenue, Suite 900, Seattle, WA, 98104 or such other date, time or place as may be mutually agreed upon. The aggregate purchase price to be paid at the Third Closing by each Purchaser, severally and not jointly, for each Purchaser’s respective Note and Warrant as set forth on Schedule I shall be the dollar amount set forth on Schedule I under the heading “Third Closing Total Purchase Price.” The Company will issue and deliver such Notes and such Warrants against payment of such Third Closing Total Purchase Price by wire transfer, bank check, certified check or any combination of such methods and payments.

(d) Fourth Closing. On July 1, 2011 or such other date as the Company and the Purchasers may mutually agree upon, subject to and in reliance upon the representation, warranties, terms and conditions contained herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase (i) Notes in the principal amounts set forth opposite each Purchaser’s name under the heading “Fourth Closing Principal Amount of Notes” on the Schedule of Purchasers set forth in Schedule I hereto and (ii) Warrants for that number of Warrant Shares set forth opposite each Purchaser’s name under the heading “Fourth Closing Warrant Shares” on the Schedule of Purchasers set forth in Schedule I. The time and place of such purchase and sale are designated as the “Fourth Closing”, and together with the Initial Closing, Second Closing and Third Closing, each a “Closing”. The aggregate purchase price to be paid at the Fourth Closing by each Purchaser, severally and not jointly, for each Purchaser’s respective Note and Warrant as set forth on Schedule I shall be the dollar amount set forth on Schedule I under the heading “Fourth Closing Total Purchase Price.” The Company will issue and deliver such Notes and such Warrants against payment of such Fourth Closing Total Purchase Price by wire transfer, bank check, certified check or any combination of such methods and payments.

1.05. Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for working capital and general corporate purposes.

1.06. Extension of Maturity Date. The Company and the Purchasers hereby agree to extend the Maturity Date (as defined therein) of the Notes issued at the Initial Closing to December 31, 2011.

ARTICLE II

CONDITIONS TO PURCHASERS’ OBLIGATIONS

The respective and several obligations of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by it at each Closing are subject to the following conditions:

2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article ill hereof shall be true on the date of the applicable Closing.

2.02. Compliance Certificate. The Purchasers shall have received a certificate from the President and Chief Executive Officer of the Company stating that the representations and warranties of the Company contained in Article III hereof are true and correct as of the date of the applicable Closing and that all conditions required to be performed by the Company prior to or at the applicable Closing have been performed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows, each of which representation and warranty is true and correct as of the date hereof and will be true and correct as of the applicable Closing.

3.01. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

3.02. Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Notes and the Warrants hereunder has been taken or will be taken prior to the applicable Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

3.03. Valid Issuance. As of the applicable Closing, the Notes and the Warrants sold hereunder will be duly and validly issued, fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims or restrictions imposed by the Company. The Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes, and the Warrant Shares issued upon exercise of the Warrants, upon issuance in accordance with the Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims or restrictions imposed by the Company.

3.04. Governmental Consents. No permit, consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, except for filings pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to applicable state securities laws.

3.05. Financial Statements. The Company has furnished to the Purchasers the audited balance sheet of the Company as of December 31, 2009 and the unaudited balance sheet as of June 30, 2010 (together, the “Balance Sheets”). The Balance Sheets (a) are consistent with the books and records of the Company, (b) present fairly the financial condition of the Company as of the date and for the periods indicated, and (c) have been prepared in accordance with U.S. generally accepted accounting principles (excepting footnotes and subject to normal year-end adjustments).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser severally represents and warrants to the Company that:

(a) he, she or it has full power and authority to enter into and perform this Agreement in accordance with its terms, and, if it is not a natural person, it was not organized for the specific purpose of acquiring the Notes or the Warrants;

(b) he, she or it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c) he, she or it has made an investigation of the Company and its business as it deemed necessary and has had an opportunity to discuss and review the Company’s business, management and financial affairs with the Company’s management as it deemed necessary;

(d) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants), as applicable, being purchased by such Purchaser are being acquired for the Purchaser’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(e) he, she or it understands that (i) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act, (ii) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants) will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

(f) this Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with the terms of the Agreement; and

(g) he, she or it is an Accredited Investor as that term is defined in Rule 501(a) promulgated under the Securities Act.

ARTICLE V

CONDITIONS TO COMPANY’S OBLIGATIONS

The obligations of the Company to issue and sell the Notes and Warrants to be purchased by the Purchasers at each Closing are subject to the following conditions:

5.01. Representations and Warranties. Each of the representations and warranties of the Purchasers set forth in Article IV hereof shall be true on the date of the applicable Closing.

ARTICLE VI

MISCELLANEOUS

6.01. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

6.02. Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of all of this Agreement, the issuance, sale and delivery of the Notes, the issuance and delivery of the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, upon conversion of the Notes, the Warrants and the Warrant Shares issued upon exercise of the Warrants, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

6.03. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understanding made or claimed to have been made by such party with any third party.

6.04. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Notes, the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, that are issued upon the conversion of the Notes, the Warrants and the Warrant Shares issued upon exercise of the Warrants.

6.05. Notices. Any notice required or permitted under this Agreement shall be in writing (including facsimile communication) and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day alter mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid or when delivered via confirmed facsimile, and addressed as follows:

(a) if to the Company, at 1600 Fairview Ave E., Suite 300 Seattle, WA 98102, fax number 206.518.5799, Attention: Hans van Houte; with a copy to Gordon Empey, Cooley LLP, 719 Second Avenue, Suite 900, fax number (206) 452-8800; and

(b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I.

or, in any such case, at such other address or addresses as shall have been furnished by such party to the others in accordance with this Section 6.05.

6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed in such jurisdiction, without regard to choice of law principles.

6.07. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

6.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.09. Amendments. Any term or provision of this Agreement, the Notes and the Warrants may be amended and the observance of any term of this Agreement may be waived with respect to all Purchasers with the written consent of the Company and the holders of at least a majority of the outstanding aggregate principal amount of the Notes. No such amendment, modification or waiver shall be effective as to this Agreement, the Notes or the Warrants unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Purchasers and all of the Notes and Warrants then outstanding.

Notwithstanding the foregoing, the amounts set forth on Schedule I opposite a Purchaser’s name may not be amended or modified without the prior written consent of such Purchaser.

6.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

6.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

6.12. Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing. Notwithstanding the foregoing, this Section 6.12 does not apply to Amgen Ventures LLC.

[Remainder of Page Intentionally Left Blank.]

Schedule 1

Schedule of Purchasers

Initial Closing and Second Closing

Name and Address, Fax and Email of Purchaser	Initial Closing Principal Amount of Notes ($)	Initial Closing Warrant Shares	Initial Closing Warrant Purchase Price	Initial Closing Total Purchase Price	Second Closing Principal Amount of Notes ($)	Second Closing Warrant Shares	Second Closing Warrant Purchase Price	Second Closing Total Purchase Price
ARCH Venture Fund V, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$152,689.61	38,172	$152.69	$152,842.30	$203,586.15	50,897	$203.59	$203,789.73

ARCH V Entrepreneurs Fund, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$1,028.61	257	$1.03	$1,029.64	$1,371.48	343	$1.37	$1,372.86

ARCH Venture Fund VI, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$178,750.03	44,688	$178.75	$178,928.78	$238,333.38	59,583	$238.33	$238,571.71

Name and Address, Fax and Email of Purchaser	Initial Closing Principal Amount of Notes ($)	Initial Closing Warrant Shares	Initial Closing Warrant Purchase Price	Initial Closing Total Purchase Price	Second Closing Principal Amount of Notes ($)	Second Closing Warrant Shares	Second Closing Warrant Purchase Price	Second Closing Total Purchase Price
Alexandria Equities, LLC 385 East Colorado Boulevard Suite 299 Pasadena, CA 91101 Fax: (626) 578-0770 Attn: Joel Marcus Email: jmarcus@labspace.com	$75,854.93	18,964	$75.85	$75,930.79	$101,139.91	25,285	$101.14	$101,241.05

Amgen Ventures LLC One Amgen Center Drive Thousand Oaks, CA 91320-1799 Attention: Managing Director (M/S 28/5) Email: jnaeve@amgen.com, mmayes@amgen.com and Jneu@amgen.com Facsimile: (858) 625-0828 (805) 499-6751	$253,507.65	63,377	$253.51	$253,761.16	$338,010.20	84,503	$338.01	$338,348.21

MPM BioVentures III, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$28,304.04	7,076	$28.30	$28,332.34	$37,738.72	9,435	$37.74	$37,776.46

MPM BioVentures III-QP, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$420,957.13	105,239	$420.96	$421,378.09	$561,276.18	140,319	$561.28	$561,837.46

Name and Address, Fax and Email of Purchaser	Initial Closing Principal Amount of Notes ($)	Initial Closing Warrant Shares	Initial Closing Warrant Purchase Price	Initial Closing Total Purchase Price	Second Closing Principal Amount of Notes ($)	Second Closing Warrant Shares	Second Closing Warrant Purchase Price	Second Closing Total Purchase Price
MPM BioVentures III GmbH & Co. Beteiligungs KG The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$35,575.98	8,894	$35.58	$35,611.55	$47,434.A63	11,859	$47.43	$47,482.07

MPM BioVentures III Parallel Fund, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$12,713.34	3,178	$12.71	$12,726.05	$16,951.12	4,238	$16.95	$16,968.07

MPM Asset Management Investors 2003 BVIII LLC The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$8,150.25	2,038	$8.15	$8,158.40	$10,867.01	2,717	$10.87	$10,877.87

OVP Venture Partners VI, LP. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033 Attn: Bill Funcannon Fax: (425) 889-0152 Email: funcannon@ovp.com waite@ovp.com	$332,468.42	83,117	$332.47	$332,800.89	$443,291.23	110,823	$443.29	$443,734.52

Total:	$1,499,999.99	375,000	$1,500.00	$1,501,499.99	$2,000,000.01	500,002	$2,000.00	$2,002,000.01

Third Closing and Fourth Closing

Name and Address, Fax and Email of Purchaser	Third Closing Principal Amount of Notes ($)	Third Closing Warrant Shares	Third Closing Warrant Purchase Price	Third Closing Total Purchase Price	Fourth Closing Principal Amount of Notes ($)	Fourth Closing Warrant Shares	Fourth Closing Warrant Purchase Price	Fourth Closing Total Purchase Price
ARCH Venture Fund V, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$305,642.39	76,411	$305.64	$305,948.03	$152,689.61	38,172	$152.69	$152,842.30

ARCH V Entrepreneurs Fund, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$2,059.64	515	$2.06	$2,061.70	$1,028.61	257	$1.03	$1,029.64

Name and Address, Fax and Email of Purchaser	Third Closing Principal Amount of Notes ($)	Third Closing Warrant Shares	Third Closing Warrant Purchase Price	Third Closing Total Purchase Price	Fourth Closing Principal Amount of Notes ($)	Fourth Closing Warrant Shares	Fourth Closing Warrant Purchase Price	Fourth Closing Total Purchase Price
ARCH Venture Fund VI, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631 Fax: (773) 380-6606 Attn: Steve Gillis Mark McDonnell Email: sgillis@archventure.com mmcdonnell@archventure.com	$357,797.96	89,449	$357.80	$358,155.76	$178,750.03	44,688	$178.75	$178,928.78

Alexandria Equities, LLC[1] 385 East Colorado Boulevard Suite 299 Pasadena, CA 91101 Fax: (626) 578-0770 Attn: Joel Marcus Email: jmarcus@labspace.com	$165,750.01	41,437	$165.74	$165,915.75	$75,854.93	18,964	$75.85	$75,930.79

MPM BioVentures III, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$56,151.85	14,038	$56.15	$56,208.00	$28,304.04	7,076	$28.30	$28,332.34

MPM BioVentures III-QP, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$835,128.72	208,782	$835.13	$835,963.85	$420,957.13	105,239	$420.96	$421,378.09

[1]	Third Closing for Alexandria Equities, LLC occurred on May 26, 2011.

Name and Address, Fax and Email of Purchaser	Third Closing Principal Amount of Notes ($)	Third Closing Warrant Shares	Third Closing Warrant Purchase Price	Third Closing Total Purchase Price	Fourth Closing Principal Amount of Notes ($)	Fourth Closing Warrant Shares	Fourth Closing Warrant Purchase Price	Fourth Closing Total Purchase Price
MPM BioVentures III GmbH & Co. Beteiligungs KG The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$70,578.51	17,644	$70.58	$70,649.09	$35,575.98	8,894	$35.58	$35,611.55

MPM BioVentures III Parallel Fund, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$25,221.75	6,305	$25.22	$25,246.97	$12,713.34	3,178	$12.71	$12,726.05

Name and Address, Fax and Email of Purchaser	Third Closing Principal Amount of Notes ($)	Third Closing Warrant Shares	Third Closing Warrant Purchase Price	Third Closing Total Purchase Price	Fourth Closing Principal Amount of Notes ($)	Fourth Closing Warrant Shares	Fourth Closing Warrant Purchase Price	Fourth Closing Total Purchase Price
MPM Asset Management Investors 2003 BVIII LLC The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116 Fax: (617) 425-9201 Attn: Lauren Fiore Michael Steinmetz Email: lfiore@mpmcapital.com msteinmetz@mpmcapital.com	$16,169.17	4,042	$16.17	$16,185.34	$8,150.25	2,038	$8.15	$8,158.40

OVP Venture Partners VII, LP.[2] c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033 Attn: Bill Funcannon Fax: (425) 889-0152 Email: funcannon@ovp.com waite@ovp.com	$665,499.99	166,375	$665.50	$666,165.49	$332,468.42	83,117	$332.47	$332,800.89

Total:	$2,499,999.99	624,998	$2,499.99	$2,502,499.98	$1,246,492.34	311,623	$1,246.49	$1,247,738.83

AmgenVentures LLC[3] One Amgen Center Drive Thousand Oaks, CA 91320-1799 Attention: Managing Director (M/S 28/5) Email: jnaeve@amgen.com, mmayes@amgen.com and Jneu@amgen.com Facsimile: (858) 625-0828 (805) 499-6751	$422,512.75	105,628	$422.51	$422,935.26	$253,507.65	63,377	$253.51	$253,761.16

[2]	Third Closing for OVP Venture Partners VII, L.P. occurred on May 26, 2011.
[3]	Amgen Ventures LLC has elected not to participate in the Third Closing and will be subject to the Special Note Financing Mandatory Conversion described in Section 5A of Part B of Article Fourth of the Company’s Second Amended and Restated Certificate of Incorporation.